Exhibit 10.1

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this “Agreement”) is made and is effective as of the 30th day of March, 2010 (the “Execution Date”), by and between Kindred Healthcare Operating, Inc., a Delaware corporation (the “Company”), and Benjamin A. Breier (the “Executive”).

W I T N E S S E T H:

WHEREAS, the Executive is employed by the Company, a wholly-owned subsidiary of Kindred Healthcare, Inc. (“Parent”), and the parties hereto desire to provide for the terms of Executive’s continued employment by the Company on the terms and conditions set forth in this Agreement; and

WHEREAS, Executive and the Company are parties to an Employment Agreement dated December 18, 2008 (the “2008 Employment Agreement”), a copy of which is attached hereto as Exhibit A; and

WHEREAS, in connection with the promotion of Executive to Chief Operating Officer of the Company, Executive and the Company wish to enter into this Agreement, which, effective as of the COO Effective Date (as defined below), shall supersede, in its entirety, the 2008 Employment Agreement and the 2008 Employment Agreement shall cease to be of force and effect as of such date; and

WHEREAS, the Executive Compensation Committee of the Board of Directors of the Parent has determined that it is in the best interests of the Company to enter into this Agreement.

NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements contained herein, and intending to be legally bound hereby, the Company and Executive agree as follows:

1. Effectiveness of Agreement. The Company and Executive hereby acknowledge and agree that (i) the terms and conditions of this Agreement shall become effective as of the date that is the earlier of August 31, 2010 or the first date of employment of the Company’s new President, Hospital Division, who effectively replaces Executive’s current position with the Company (the “COO Effective Date”); provided Executive is an active employee of the Company on such date; (ii) effective as of the COO Effective Date, this Agreement shall supersede, in all respects, the 2008 Employment Agreement and the 2008 Employment Agreement shall be null and void and of no further force and effect; and (iii) prior to the COO Effective Date, the terms and conditions of Executive’s employment with the Company shall continued to be governed by the 2008 Employment Agreement.

2. Employment. Effective as of the COO Effective Date, the Company hereby agrees to employ Executive and Executive hereby agrees to be employed by the Company on the terms and conditions herein set forth. The initial term (the “Term”) of this

Agreement shall be for a one-year period commencing on the COO Effective Date. The Term shall be automatically extended by one additional day for each day beyond the COO Effective Date that the Executive remains employed by the Company until such time as the Company elects to cease such extension by giving written notice of such election to the Executive specifying the effective date of such notice. In such event, the Agreement shall terminate on the first anniversary of the effective date of such election notice.

3. Duties; Extent of Services.

(a) As of the COO Effective Date, Executive will be engaged by the Company as Chief Operating Officer reporting directly to Paul J. Diaz, President and Chief Executive Officer.

(b) Executive, subject to the direction and control of the Board of Directors of the Parent (the “Board”) and the Company, shall have the power and authority commensurate with his executive status and necessary to perform his duties hereunder. During the Term, Executive shall devote his entire working time, attention, labor, skill and energies to the business of the Company, and shall not, without the consent of the Company, be actively engaged in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage.

4. Compensation. As compensation for services hereunder rendered, Executive shall receive during the Term:

(a) A base salary (“Base Salary”) of not less than $550,000 per year payable in equal installments in accordance with the Company’s normal payroll procedures. Executive may receive increases in his Base Salary from time to time, as approved by the Board in its sole discretion.

(b) In addition to Base Salary, Executive will be eligible to participate in the Company’s annual short-term and long-term incentive compensation plans, in accordance with the terms and conditions of such plans as may be in effect from time to time, subject to the following:

(1) the Executive’s target bonus under the short-term incentive plan is 75% of Base Salary (the “Target Bonus”), with a maximum of 101.25%. For purposes of calculations under the short-term incentive plan for the 2010 bonus only, Base Salary for 2010 shall be prorated as of June 30, 2010 using Executive’s base salary rate prior to the COO Effective Date for the first six months of 2010 and using the Base Salary rate on and after the COO Effective Date for the last six months of 2010. In addition, for purposes of calculations under the short-term incentive plan for the 2010 bonus only, Executive shall be subject to the short-term incentive plan goals related to the Company’s hospital division for the first six months of 2010 and shall be subject to the short-term incentive plan goals related to the Company’s support center for the last six months of 2010.

(2) the Executive’s target bonus under the long-term incentive plan is 45% of Base Salary (the “Target Long-Term Bonus”), with a maximum of 90%. For purposes of calculations under the long-term incentive plan for 2010, Base Salary for 2010 shall be calculated based on the rate on or after the COO Effective Date with no proration.

5. Benefits.

(a) Executive shall be entitled to participate in any and all pension benefit (whether tax qualified or non-qualified), welfare benefit (including, without limitation, medical, dental, disability and group life insurance coverages) and fringe benefit plans from time to time in effect for officers of the Company and its affiliates.

(b) On the Execution Date of this Agreement, and in addition to any other equity or similar grants or awards that may be granted or awarded to Executive during the Term, the Company shall grant to Executive twenty thousand (20,000) shares of restricted stock that will vest in equal annual installments over four years. These equity grants would be subject to the terms and conditions of the Kindred Healthcare, Inc. 2001 Stock Incentive Plan, Amended and Restated, and the Restricted Share Award Agreement attached hereto as Exhibit B. Executive shall also be entitled to participate in such bonus, stock option, or other incentive compensation plans of the Company and its affiliates as in effect from time to time for officers of the Company.

(c) Executive shall be entitled to earn paid time off each year up to a maximum of 208 hours per year, subject to the Company’s policies, as in effect from time to time. The Executive shall schedule the timing of such paid time off in a reasonable manner. The Executive also may be entitled to such other leave, with or without compensation, as shall be mutually agreed by the Company and Executive.

(d) Executive may incur reasonable expenses for promoting the Company’s business, including expenses for entertainment, travel and similar items. The Company shall reimburse Executive for all such reasonable expenses in accordance with the Company’s reimbursement policies and procedures, as may be in effect from time to time.

(e) While this Agreement is in effect, the Company shall provide the Executive with (i) director’s and officer’s liability insurance coverage; (ii) life insurance for which the Executive may designate the beneficiary or beneficiaries; and (iii) long-term disability insurance, consistent with the benefits provided to the Company’s executive officers.

6. Termination of Employment.

(a) Death or Disability. Executive’s employment shall terminate automatically upon Executive’s death during the Term. If the Company determines in good faith that the Disability of Executive has occurred during the Term (pursuant to the definition of Disability set forth below) it may give to Executive written notice of its intention to terminate Executive’s employment. In such event, Executive’s employment with the Company shall terminate effective on the 30th day after receipt of such notice by Executive (the “Disability Effective Date”), provided that, within the 30 days after such receipt, Executive shall not have returned to full-time performance of Executive’s duties. For purposes of this Agreement, “Disability” shall mean Executive’s absence from his full-time duties hereunder for a period of 90 days due to disability as defined in the long-term disability plan provided to Executive by the Company.

(b) Cause. The Company may terminate Executive’s employment during the Term for Cause. For purposes of this Agreement, “Cause” shall mean the Executive’s (i) conviction of or plea of nolo contendere to a crime involving moral turpitude; or (ii) willful and material breach by Executive of his duties and responsibilities, which is committed in bad faith or without reasonable belief that such breaching conduct is in the best interests of the Company and its affiliates, but with respect to (ii) only if the Board adopts a resolution by a vote of at least 75% of its members so finding after giving the Executive and his attorney an opportunity to be heard by the Board and a reasonable opportunity of not less than 30 days to remedy or correct the purported breaching conduct. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of the Company.

(c) Good Reason. Executive’s employment may be terminated during the Term by Executive for Good Reason. “Good Reason” shall exist upon the occurrence, without Executive’s express written consent, of any of the following events:

(1) a material adverse change in Executive’s authority, duties or responsibilities (including, without limitation, the Company assigning to Executive duties of a substantially nonexecutive or nonmanagerial nature) (other than any such change directly attributable to the fact that the Company is no longer publicly owned);

(2) the Company shall materially reduce the Base Salary or annual bonus opportunity of Executive;

(3) the Company shall require Executive to relocate Executive’s principal business office more than 30 miles, provided that the Executive and the Company acknowledge that Executive’s principal business office is 680 South Fourth Street, Louisville, Kentucky 40202; or

(4) a material breach by the Company of Section 5(a), Section 5(e) or Section 9(c) of this Agreement.

For purposes of this Agreement, “Good Reason” shall not exist until after Executive has given the Company notice of the applicable event within 90 days of the initial occurrence of such event and which is not remedied within 30 days after receipt of written notice from Executive specifically delineating such claimed event and setting forth Executive’s intention to terminate employment if not remedied; provided, that if the specified event cannot reasonably be remedied within such 30-day period and the Company commences reasonable steps within such 30-day period to remedy such event and diligently continues such steps thereafter until a remedy is effected, such event shall not constitute “Good Reason” provided that such event is remedied within 60 days after receipt of such written notice.

(d) Notice of Termination. Any termination by the Company for Cause, or by Executive for Good Reason, shall be communicated by Notice of Termination given in accordance with this Agreement. For purposes of this Agreement, a “Notice of Termination” means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive’s employment under the provision so indicated and (iii) specifies the intended termination date (which date, in the case of a termination for Good Reason, shall be not more than thirty days after the giving of such notice). The failure by Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of Executive or the Company, respectively, hereunder or preclude Executive or the Company, respectively, from asserting such fact or circumstance in enforcing Executive’s or the Company’s rights hereunder.

(e) Date of Termination. “Date of Termination” means (i) if Executive’s employment is terminated by the Company for Cause, or by Executive for Good Reason, the later of the date specified in the Notice of Termination or the date that is one day after the last day of any applicable cure period, (ii) if Executive’s employment is terminated by the Company other than for Cause or Disability, or Executive resigns without Good Reason, the Date of Termination shall be the date on which the Company or Executive notified Executive or the Company, respectively, of such termination, and (iii) if Executive’s employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of Executive or the Disability Effective Date, as the case may be.

7. Obligations of the Company Upon Termination. Following the termination of Executive’s employment hereunder for any reason, the Company shall pay Executive his Base Salary through the Date of Termination and any amounts owed to Executive pursuant to the terms and conditions of the benefit plans and programs of the Company at the time such payments are due. In addition, subject to Section 7(f) hereof and the conditions set forth below, Executive shall be entitled to the following additional payments:

(a) Death or Disability. If, during the Term, Executive’s employment shall terminate by reason of Executive’s death or Disability, the Company shall pay to Executive (or his designated beneficiary or estate, as the case may be) an amount equal to the product of (i) the annual bonus under the short-term incentive plan to which the

Executive would have been entitled for the year of termination of employment had Executive’s employment with the Company not been terminated, as determined in accordance with Section 4(b)(1) hereof, if any, and (ii) a fraction, the numerator of which is the number of days in the period beginning on the first day of the calendar year in which such termination occurs and ending on the Date of Termination and the denominator of which is 365. Such amount shall be paid on the date when such amounts would otherwise have been payable to the Executive if Executive’s employment with the Company had not terminated, as determined in accordance with the terms and conditions of the applicable short-term incentive plan.

(b) Good Reason; Other than for Cause. If, during the Term, the Company shall terminate Executive’s employment other than for Cause (but not for Disability), or the Executive shall terminate his employment for Good Reason:

(1) in satisfaction of the annual bonus Executive would otherwise be eligible to receive under the short-term incentive plan in respect of the calendar year in which the Date of Termination occurs, the Company shall pay to Executive an amount equal to the product of (i) the annual bonus, if any, to which the Executive would have been entitled for the year in which the Date of Termination occurs had Executive’s employment with the Company not been terminated, as determined in accordance with the terms and conditions of the applicable short-term incentive plan of the Company as provided in Section 4(b)(1) hereof, and (ii) a fraction, the numerator of which is the number of days in the period beginning on the first day of the calendar year in which the Date of Termination occurs and ending on the Date of Termination and the denominator of which is 365. Such amount shall be paid on the date when such amounts would otherwise have been payable to the Executive if Executive’s employment with the Company had not terminated as determined in accordance with the terms and conditions of the applicable short-term incentive plan of the Company, but in no event later than 2.5 months following the end of the year in which the Date of Termination occurs.

(2) Within 14 days following Executive’s Date of Termination, the Company shall pay to Executive a cash severance payment in an amount equal to 2.0 times the sum of the Executive’s Base Salary and Target Bonus as of the Date of Termination.

(3) With respect to the Company’s long-term incentive plan, the Company shall provide and pay the following amounts:

(i) for the year in which the Executive’s Date of Termination occurs, the Executive shall be entitled to a long-term incentive award equal to the product of (A) the long-term incentive bonus, if any, Executive would have been entitled to in respect of the calendar year in which the Date of Termination occurs had Executive’s employment with the Company not been terminated, as determined based on actual performance and in accordance with the terms and conditions of the Company’s long-term incentive plan, and (B) a fraction, the numerator of which is the number of days in the period commencing on the first day of the calendar year in which the Date of Termination occurs and ending on the Date of Termination and the denominator of which is 365. Such amount shall be paid on the same schedule and in the same manner as if the Executive had remained employed with the Company through settlement of such long-term incentive award, as determined in accordance with the terms and conditions of the Company’s long-term incentive plan.

(ii) with respect to years prior to the year in which the Executive’s Date of Termination occurs and to the extent not yet paid, the Company shall pay to Executive any amounts earned by the Executive prior to the Date of Termination under the Company’s long-term incentive plan. Such amount shall be paid on the same schedule and in the same manner as if the Executive had remained employed with the Company through settlement of such long-term incentive award, as determined in accordance with the terms and conditions of the Company’s long-term incentive plan.

(4) For the 24-month period following the Date of Termination, (the “Benefit Continuation Period”), the Executive shall be treated as if he had continued to be an Executive for all purposes under the Company’s health insurance plan and dental insurance plan; or if the Executive is prohibited from participating in such plans, the Company shall otherwise provide such benefits. Executive shall be responsible for any employee contributions for such insurance coverage. Following the Benefit Continuation Period, the Executive shall be entitled to receive continuation coverage under Part 6 of Title I of ERISA (“COBRA Benefits”), by treating the end of this period as the applicable qualifying event (i.e., as a termination of employment for purposes of ERISA § 603(2)) and with the concurrent loss of coverage occurring on the same date, to the extent allowed by law.

(5) For the Benefit Continuation Period, Company shall maintain in force, at its expense, the Executive’s life insurance in effect under the Company’s voluntary life insurance benefit plan as of the Date of Termination. Executive shall be responsible for any employee contributions for such insurance coverage. For purposes of clarification, the portion of the premiums in respect of such voluntary life insurance for which Executive and Company are responsible, respectively, shall be the same as the portion for which Executive and Company are responsible, respectively, immediately prior to the Date of Termination.

(6) For the Benefit Continuation Period, the Company shall provide short-term and long-term disability insurance benefits to Executive equivalent to the coverage that the Executive would have had if he had remained employed under the disability insurance plans applicable to Executive on the Date of

Termination. Executive shall be responsible for any employee contributions for such insurance coverage. Should Executive become disabled during such period, Executive shall be entitled to receive such benefits, and for such duration, as the applicable plan provides. For purposes of clarification, the portion of the premiums in respect of such short-term and long-term disability benefits for which Executive and Company are responsible, respectively, shall be the same as the portion for which Executive and Company are responsible, respectively, immediately prior to the Date of Termination.

(7) Within fifteen (15) days after the Date of Termination, the Company shall pay to Executive a cash payment in an amount, if any, necessary to compensate Executive for the Executive’s unvested interests under the Company’s retirement savings plan which are forfeited by Executive in connection with the termination of Executive’s employment.

(8) Any outstanding unvested stock options, stock performance units or similar equity awards (other than restricted stock awards) held by Executive on the Date of Termination shall continue to vest in accordance with their original terms (including any related performance measures) for the duration of the Benefit Continuation Period as if Executive had remained an employee of the Company through the end of such period and any such stock option, stock performance unit or other equity award (other than restricted stock awards) that has not vested as of the conclusion of such period shall be immediately cancelled and forfeited as of such date. In addition, Executive shall have the right to continue to exercise any outstanding vested stock options held by Executive during the Benefit Continuation Period; provided that in no event shall Executive be entitled to exercise any such option beyond the original expiration date of such option. Any outstanding restricted stock award held by Executive as of the Date of Termination that would have vested during the Benefit Continuation Period had Executive remained an employee of the Company through the end of such period shall be immediately vested as of the Date of Termination and any restricted stock award that would not have vested as of the conclusion of such period shall be immediately cancelled and forfeited as of such date.

(9) Company shall adopt such amendments to its benefit plans and other agreements referred to in this Agreement, if any, as are necessary to effectuate the provisions of this Section 7. To the extent an applicable plan or agreement cannot be so amended due to nondiscrimination or other requirements applicable to the plan, Company shall adopt or implement an alternative written plan or program to accomplish the purpose.

(10) Notwithstanding anything in this Agreement to the contrary, in no event shall the provision of in-kind benefits pursuant to this Section 7 during any taxable year of Executive affect the provision of in-kind benefits pursuant to this Section 7 in any other taxable year of Executive.

(c) Cause; Other than for Good Reason. If Executive’s employment shall be terminated for Cause or Executive terminates employment without Good Reason (and other than due to such Executive’s death or Disability) during the Term, this Agreement shall terminate without further additional obligations to Executive under this Agreement.

(d) Death after Termination. In the event of the death of Executive during the period Executive is receiving payments pursuant to this Agreement, Executive’s designated beneficiary shall be entitled to receive the balance of the payments owed to the Executive hereunder; or in the event of no designated beneficiary, the remaining payments shall be made to Executive’s estate.

(e) If the Company is unable to provide the Executive with any benefits required hereunder by reason of the termination of the Executive’s employment pursuant to this Section 7, then the Company shall pay the Executive cash equal to the value of the benefit that otherwise would have accrued for the Executive’s benefit under the plan, for the period during which such benefits could not be provided under the plans, said cash payments to be made within 45 days after the end of the year for which such contributions would have been made or would have accrued.

(f) General Release of Claims. Notwithstanding anything herein to the contrary, the amounts payable pursuant to this Section 7 are subject to the condition that Executive has delivered to the Company an executed copy of an irrevocable general release of claims in a form satisfactory to the Company within the 60 day period immediately following the Executive’s separation from service (the “Release Period”). Any payment that otherwise would be made prior to Executive’s delivery of such executed release pursuant to this Section 7 shall be paid on the first business day following the conclusion of the Release Period; provided that in-kind benefits provided in subsection (b)(3), (4), (5) and (6) of this Section 7 shall continue in effect after separation from service pending the execution and delivery of such release for a period not to exceed 60 days, and provided further that if such release is not executed and delivered within such 60-day period, Executive shall reimburse the Company for the full cost of coverage during such period.

(g) Six Month Delay for Specified Employees. Notwithstanding anything herein to the contrary, if at the time of Executive’s separation from service Executive is a “specified employee” as defined in Section 409A of the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder (the “Code”) and the deferral of the payment payable pursuant to Section 7(b)(2) is necessary in order to prevent any accelerated or additional tax under Section 409A of the Code, then the payment to which Executive would otherwise be entitled during the first six months following his separation from service shall be deferred and accumulated (without any reduction in such payment ultimately paid to Executive) for a period of six months from the date of separation from service and paid in a lump sum on the first day of the seventh month following such separation from service (or, if earlier, the date of Executive’s death), together with interest during such period at a rate computed by adding 2.00% to the Prime Rate as published in the Money Rates section of the Wall Street Journal, or other equivalent publication if the Wall Street Journal no longer publishes such information, on the first publication date of the Wall Street Journal or equivalent publication after the date of Executive’s separation from service (provided that if more than one such Prime Rate is published on any given day, the highest of such published rates shall be used).

8. Disputes. Any dispute or controversy arising under, out of, or in connection with this Agreement shall, at the election and upon written demand of either party, be finally determined and settled by binding arbitration in the City of Louisville, Kentucky, in accordance with the Labor Arbitration rules and procedures of the American Arbitration Association, and judgment upon the award may be entered in any court having jurisdiction thereof. The Company shall pay all costs of the arbitration and all reasonable attorneys’ and accountants’ fees of the Executive in connection therewith, including any litigation to enforce any arbitration award.

9. Successors.

(a) This Agreement is personal to Executive and without the prior written consent of the Company shall not be assignable by Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive’s legal representatives.

(b) This Agreement shall inure to the benefit of and be binding upon the Company, its Parent and their successors and assigns.

(c) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, or any business of the Company for which Executive’s services are principally performed, to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Section 9, “Company” shall mean the Company, its Parent and their successors and assigns, and any successor to its business and/or assets which assumes and agrees to perform this Agreement as aforesaid, by operation of law, or otherwise.

10. Other Severance Benefits. Executive hereby agrees that in consideration for the payments to be received under Section 7(b) of this Agreement, Executive waives any and all rights to any payments or benefits under any severance plans or arrangements of the Company or its affiliates that specifically provide for severance payments, other than the Change in Control Severance Agreement between the Company and Executive (the “Change in Control Severance Agreement”); provided that any payments payable to Executive under Section 7(b) hereof shall be offset by any payments payable under the Change in Control Severance Agreement.

11. Withholding. All payments to be made to Executive hereunder will be subject to all applicable required withholding of taxes.

12. No Mitigation. Executive shall have no duty to mitigate his damages by seeking other employment and, should Executive actually receive compensation from any such other employment, the payments required hereunder (including without limitation the provision of in-kind benefits provided under Section 7(b) hereof) shall not be reduced or offset by any such compensation. Further, the Company’s and Parent’s obligations to make any payments hereunder shall not be subject to or affected by any setoff, counterclaims or defenses which the Company or Parent may have against Executive or others.

13. Non-solicitation. During the Term and for a period of one year thereafter (collectively, the “Non-Solicitation Period”), Executive shall not directly or indirectly, individually or on behalf of any person other than the Company, aid or endeavor to solicit or induce any of the Company’s or its affiliates’ employees to leave their employment with the Company or such affiliates in order to accept employment with Executive or any other person, corporation, limited liability company, partnership, sole proprietorship or other entity. If the restrictions set forth in this section would otherwise be determined to be invalid or unenforceable by a court of competent jurisdiction, the parties intend and agree that such court shall exercise its discretion in reforming the provisions of this Agreement to the end that the Executive will be subject to a non-solicitation covenant which is reasonable under the circumstances and enforceable by the Company. It is agreed that no adequate remedy at law exists for the parties for violation of this section and that this section may be enforced by any equitable remedy, including specific performance and injunction, without limiting the right of the Company to proceed at law to obtain such relief as may be available to it. The running of the Non-solicitation Period shall be tolled for any period of time during which Executive is in violation of any covenant contained herein, for any reason whatsoever. This Section 13 shall survive this Agreement.

14. Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered or sent by telephone facsimile transmission, personal or overnight couriers, or registered mail with confirmation or receipt, addressed as follows:

If to Executive:

Benjamin A. Breier

680 South Fourth Street

Louisville, KY 40202

If to Company:

Kindred Healthcare Operating, Inc.

680 South Fourth Street

Louisville, KY 40202

Attn: General Counsel

15. Waiver of Breach and Severability. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by either party. In the event any provision of this Agreement is found to be invalid or unenforceable, it may be severed from the Agreement and the remaining provisions of the Agreement shall continue to be binding and effective.

16. Entire Agreement; Amendment. This Agreement, including Exhibit A and Exhibit B hereto, contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter hereof. No provisions of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in writing signed by Executive and such officer of the Company specifically designated by the Board.

17. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware.

18. Headings. The headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

20. Survival. Any provision of this Agreement creating obligations extending beyond the Term of this Agreement shall survive the expiration or termination of this Agreement, regardless of the reason for such termination.

21. Section 409A. If any provision of this Agreement (or any award of compensation or benefits provided under this Agreement) would cause Executive to incur any additional tax or interest under Section 409A of the Code, the Company shall reform such provision to comply with 409A and agrees to maintain, to the maximum extent practicable without violating 409A of the Code, the original intent and economic benefit to Executive of the applicable provision; provided that nothing herein shall require the Company to provide Executive with any gross-up for any tax, interest or penalty incurred by Executive under Section 409A of the Code.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

KINDRED HEALTHCARE OPERATING, INC.

By:	/s/ Paul J. Diaz
Paul J. Diaz
President and Chief Executive Officer

For the purpose of Section 7 and Section 9, and as guarantor of Company’s obligations under this Agreement

KINDRED HEALTHCARE, INC.

By:	/s/ Paul J. Diaz
Paul J. Diaz
President and Chief Executive Officer

/s/ BENJAMIN A. BREIER
BENJAMIN A. BREIER

Exhibit A

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this “Agreement”) is made as of the 18th day of December, 2008 (the “Effective Date”), by and between Kindred Healthcare Operating, Inc., a Delaware corporation (the “Company”), and Benjamin A. Breier (the “Executive”).

W I T N E S S E T H:

WHEREAS, the Executive is employed by the Company, a wholly-owned subsidiary of Kindred Healthcare, Inc. (“Parent”), and the parties hereto desire to provide for the terms of Executive’s employment by the Company; and

WHEREAS, the Executive Compensation Committee of the Board of Directors of the Parent has determined that it is in the best interests of the Company to enter into this Agreement.

NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements contained herein, and intending to be legally bound hereby, the Company and Executive agree as follows:

1. Employment. The Company hereby agrees to employ Executive and Executive hereby agrees to be employed by the Company on the terms and conditions herein set forth. The initial term of this Agreement shall be for a one-year period commencing on the Effective Date. The term shall be automatically extended by one additional day for each day beyond the Effective Date that the Executive remains employed by the Company until such time as the Company elects to cease such extension by giving written notice of such election to the Executive (the “Term”) specifying the effective date of such notice. In such event, the Agreement shall terminate on the first anniversary of the effective date of such election notice.

2. Duties. Executive is engaged by the Company as Executive Vice-President and President, Hospital Division, reporting directly to Frank J. Battafarano, Chief Operating Officer.

3. Extent of Services. Executive, subject to the direction and control of the Board of Directors of the Parent (the “Board”) and the Company, shall have the power and authority commensurate with his executive status and necessary to perform his duties hereunder. During the Term, Executive shall devote his entire working time, attention, labor, skill and energies to the business of the Company, and shall not, without the consent of the Company, be actively engaged in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage.

4. Compensation. As compensation for services hereunder rendered, Executive shall receive during the Term:

(a) A base salary (“Base Salary”) of not less than his current base salary per year payable in equal installments in accordance with the Company’s normal payroll procedures. Executive may receive increases in his Base Salary from time to time, as approved by the Board in its sole discretion.

(b) During the Term, in addition to Base Salary, Executive will be eligible to participate in the Company’s annual short-term and long-term incentive compensation plans, in accordance with the terms and conditions of such plans as may be in effect from time to time, subject to the following:

(1) the Executive’s target bonus under the short-term incentive plan is 60% of Base Salary (the “Target Bonus”), with a maximum of 75%. Base Salary for 2008 shall be prorated for Executive’s base salary rate prior to March 1, 2008, and the Base Salary rate on and after March 1, 2008.

(2) the Executive’s target bonus under the long-term incentive plan is 45% of Base Salary (the “Target Long-Term Bonus”), with a maximum of 90%. Base Salary for 2008 shall be calculated based on the rate on or after March 1, 2008, with no proration.

5. Benefits.

(a) Executive shall be entitled to participate in any and all pension benefit (whether tax qualified or non-qualified), welfare benefit (including, without limitation, medical, dental, disability and group life insurance coverages) and fringe benefit plans from time to time in effect for officers of the Company and its affiliates.

(b) Executive shall be entitled to participate in such bonus, stock option, or other incentive compensation plans of the Company and its affiliates as in effect from time to time for officers of the Company.

(c) Executive shall be entitled to earn paid time off each year up to a maximum of 208 hours per year, subject to the Company’s policies, as in effect from time to time. The Executive shall schedule the timing of such paid time off in a reasonable manner. The Executive also may be entitled to such other leave, with or without compensation, as shall be mutually agreed by the Company and Executive.

(d) Executive may incur reasonable expenses for promoting the Company’s business, including expenses for entertainment, travel and similar items. The Company shall reimburse Executive for all such reasonable expenses in accordance with the Company’s reimbursement policies and procedures, as may be in effect from time to time.

6. Termination of Employment.

(a) Death or Disability. Executive’s employment shall terminate automatically upon Executive’s death during the Term. If the Company determines in good faith that the Disability of Executive has occurred during the Term (pursuant to the definition of Disability set forth below) it may give to Executive written notice of its intention to terminate Executive’s employment. In such event, Executive’s employment with the Company shall terminate effective on the 30th day after receipt of such notice by Executive (the “Disability Effective Date”), provided that, within the 30 days after such receipt, Executive shall not have returned to full-time performance of Executive’s duties. For purposes of this Agreement, “Disability” shall mean Executive’s absence from his full-time duties hereunder for a period of 90 days due to disability as defined in the long-term disability plan provided to Executive by the Company.

(b) Cause. The Company may terminate Executive’s employment during the Term for Cause. For purposes of this Agreement, “Cause” shall mean the Executive’s (i) conviction of or plea of nolo contendere to a crime involving moral turpitude; or (ii) willful and material breach by Executive of his duties and responsibilities, which is committed in bad faith or without reasonable belief that such breaching conduct is in the best interests of the Company and its affiliates, but with respect to (ii) only if the Board adopts a resolution by a vote of at least 75% of its members so finding after giving the Executive and his attorney an opportunity to be heard by the Board and a reasonable opportunity of not less than 30 days to remedy or correct the purported breaching conduct. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of the Company.

(c) Good Reason. Executive’s employment may be terminated during the Term by Executive for Good Reason. “Good Reason” shall exist upon the occurrence, without Executive’s express written consent, of any of the following events:

(1) a material adverse change in Executive’s authority, duties or responsibilities (including, without limitation, the Company assigning to Executive duties of a substantially nonexecutive or nonmanagerial nature) (other than any such change directly attributable to the fact that the Company is no longer publicly owned);

(2) the Company shall materially reduce the Base Salary or annual bonus opportunity of Executive;

(3) the Company shall require Executive to relocate Executive’s principal business office more than 30 miles, provided that the Executive and the Company acknowledge that Executive’s principal business office is 680 South Fourth Street, Louisville, Kentucky 40202; or

(4) a material breach by the Company of Section 5(a) or Section 9(c) of this Agreement.

For purposes of this Agreement, “Good Reason” shall not exist until after Executive has given the Company notice of the applicable event within 90 days of the initial occurrence of such event and which is not remedied within 30 days after receipt of written notice from Executive specifically delineating such claimed event and setting forth Executive’s intention to terminate employment if not remedied; provided, that if the specified event cannot reasonably be remedied within such 30-day period and the Company commences reasonable steps within such 30-day period to remedy such event and diligently continues such steps thereafter until a remedy is effected, such event shall not constitute “Good Reason” provided that such event is remedied within 60 days after receipt of such written notice.

(d) Notice of Termination. Any termination by the Company for Cause, or by Executive for Good Reason, shall be communicated by Notice of Termination given in accordance with this Agreement. For purposes of this Agreement, a “Notice of Termination” means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive’s employment under the provision so indicated and (iii) specifies the intended termination date (which date, in the case of a termination for Good Reason, shall be not more than thirty days after the giving of such notice). The failure by Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of Executive or the Company, respectively, hereunder or preclude Executive or the Company, respectively, from asserting such fact or circumstance in enforcing Executive’s or the Company’s rights hereunder.

(e) Date of Termination. “Date of Termination” means (i) if Executive’s employment is terminated by the Company for Cause, or by Executive for Good Reason, the later of the date specified in the Notice of Termination or the date that is one day after the last day of any applicable cure period, (ii) if Executive’s employment is terminated by the Company other than for Cause or Disability, or Executive resigns without Good Reason, the Date of Termination shall be the date on which the Company or Executive notified Executive or the Company, respectively, of such termination, and (iii) if Executive’s employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of Executive or the Disability Effective Date, as the case may be.

7. Obligations of the Company Upon Termination. Following the termination of Executive’s employment hereunder for any reason, the Company shall pay Executive his Base Salary through the Date of Termination and any amounts owed to Executive pursuant to the terms and conditions of the benefit plans and programs of the Company at the time such payments are due. In addition, subject to Section 7(e) hereof and the conditions set forth below, Executive shall be entitled to the following additional payments:

(a) Death or Disability. If, during the Term, Executive’s employment shall terminate by reason of Executive’s death or Disability, the Company shall pay to Executive (or his designated beneficiary or estate, as the case may be) an amount equal to the product of (i) the annual bonus under the short-term incentive plan to which the Executive would have been entitled for the year of termination of employment had Executive’s employment with the Company not been terminated, as determined in accordance with Section 4(b)(1) hereof, if any, and (ii) a fraction, the numerator of which is the number of days in the period beginning on the first day of the calendar year in which such termination occurs and ending on the Date of Termination and the denominator of which is 365. Such amount shall be paid on the date when such amounts would otherwise have been payable to the Executive if Executive’s employment with the Company had not terminated, as determined in accordance with the terms and conditions of the applicable short-term incentive plan.

(b) Good Reason; Other than for Cause. If, during the Term, the Company shall terminate Executive’s employment other than for Cause (but not for Disability), or the Executive shall terminate his employment for Good Reason:

(1) in satisfaction of the annual bonus Executive would otherwise be eligible to receive under the short-term incentive plan in respect of the calendar year in which the Date of Termination occurs, the Company shall pay to Executive an amount equal to the product of (i) the annual bonus, if any, to which the Executive would have been entitled for the year in which the Date of Termination occurs had Executive’s employment with the Company not been terminated, as determined in accordance with the terms and conditions of the applicable short-term incentive plan of the Company as provided in Section 4(b)(1) hereof, and (ii) a fraction, the numerator of which is the number of days in the period beginning on the first day of the calendar year in which the Date of Termination occurs and ending on the Date of Termination and the denominator of which is 365. Such amount shall be paid on the date when such amounts would otherwise have been payable to the Executive if Executive’s employment with the Company had not terminated as determined in accordance with the terms and conditions of the applicable short-term incentive plan of the Company.

(2) Within 14 days following Executive’s Date of Termination, the Company shall pay to Executive a cash severance payment in an amount equal to 1.5 times the sum of the Executive’s Base Salary and Target Bonus as of the Date of Termination.

(3) With respect to the Company’s long-term incentive plan, the Company shall provide and pay the following amounts:

(i) for the year in which the Executive’s Date of Termination occurs, the Executive shall be entitled to a long-term incentive award equal to the product of (A) the long-term incentive bonus, if any,

Executive would have been entitled to in respect of the calendar year in which the Date of Termination occurs had Executive’s employment with the Company not been terminated, as determined based on actual performance and in accordance with the terms and conditions of the Company’s long-term incentive plan, and (B) a fraction, the numerator of which is the number of days in the period commencing on the first day of the calendar year in which the Date of Termination occurs and ending on the Date of Termination and the denominator of which is 365. Such amount shall be paid on the same schedule and in the same manner as if the Executive had remained employed with the Company through settlement of such long-term incentive award, as determined in accordance with the terms and conditions of the Company’s long-term incentive plan.

(ii) with respect to years prior to the year in which the Executive’s Date of Termination occurs and to the extent not yet paid, the Company shall pay to Executive any amounts earned by the Executive prior to the Date of Termination under the Company’s long-term incentive plan. Such amount shall be paid on the same schedule and in the same manner as if the Executive had remained employed with the Company through settlement of such long-term incentive award, as determined in accordance with the terms and conditions of the Company’s long-term incentive plan.

(4) For the 18-month period following the Date of Termination, (the “Benefit Continuation Period”), the Executive shall be treated as if he had continued to be an Executive for all purposes under the Company’s health insurance plan and dental insurance plan; or if the Executive is prohibited from participating in such plans, the Company shall otherwise provide such benefits. Executive shall be responsible for any employee contributions for such insurance coverage. Following the Benefit Continuation Period, the Executive shall be entitled to receive continuation coverage under Part 6 of Title I of ERISA (“COBRA Benefits”), by treating the end of the this period as the applicable qualifying event (i.e., as a termination of employment for purposes of ERISA § 603(2)) and with the concurrent loss of coverage occurring on the same date, to the extent allowed by law.

(5) For the Benefit Continuation Period, Company shall maintain in force, at its expense, the Executive’s life insurance in effect under the Company’s voluntary life insurance benefit plan as of the Date of Termination. Executive shall be responsible for any employee contributions for such insurance coverage. For purposes of clarification, the portion of the premiums in respect of such voluntary life insurance for which Executive and Company are responsible, respectively, shall be the same as the portion for which Executive and Company are responsible, respectively, immediately prior to the Date of Termination.

(6) For the Benefit Continuation Period, the Company shall provide short-term and long-term disability insurance benefits to Executive equivalent to the coverage that the Executive would have had if he had remained employed under the disability insurance plans applicable to Executive on the Date of Termination. Executive shall be responsible for any employee contributions for such insurance coverage. Should Executive become disabled during such period, Executive shall be entitled to receive such benefits, and for such duration, as the applicable plan provides. For purposes of clarification, the portion of the premiums in respect of such short-term and long-term disability benefits for which Executive and Company are responsible, respectively, shall be the same as the portion for which Executive and Company are responsible, respectively, immediately prior to the Date of Termination.

(7) Within fifteen (15) days after the Date of Termination, the Company shall pay to Executive a cash payment in an amount, if any, necessary to compensate Executive for the Executive’s unvested interests under the Company’s retirement savings plan which are forfeited by Executive in connection with the termination of Executive’s employment.

(8) Any outstanding unvested stock options, stock performance units or similar equity awards (other than restricted stock awards) held by Executive on the Date of Termination shall continue to vest in accordance with their original terms (including any related performance measures) for the duration of the Benefit Continuation Period as if Executive had remained an employee of the Company through the end of such period and any such stock option, stock performance unit or other equity award (other than restricted stock awards) that has not vested as of the conclusion of such period shall be immediately cancelled and forfeited as of such date. In addition, Executive shall have the right to continue to exercise any outstanding vested stock options held by Executive during the Benefit Continuation Period; provided that in no event shall Executive be entitled to exercise any such option beyond the original expiration date of such option. Any outstanding restricted stock award held by Executive as of the Date of Termination that would have vested during the Benefit Continuation Period had Executive remained an employee of the Company through the end of such period shall be immediately vested as of the Date of Termination and any restricted stock award that would not have vested as of the conclusion of such period shall be immediately cancelled and forfeited as of such date.

(9) Company shall adopt such amendments to its benefit plans and other agreements referred to in this Agreement, if any, as are necessary to effectuate the provisions of this Section 7. To the extent an applicable plan or agreement cannot be so amended due to nondiscrimination or other requirements applicable to the plan, Company shall adopt or implement an alternative written plan or program to accomplish the purpose.

(10) Notwithstanding anything in this Agreement to the contrary, in no event shall the provision of in-kind benefits pursuant to this Section 7 during any taxable year of Executive affect the provision of in-kind benefits pursuant to this Section 7 in any other taxable year of Executive.

(c) Cause; Other than for Good Reason. If Executive’s employment shall be terminated for Cause or Executive terminates employment without Good Reason (and other than due to such Executive’s death) during the Term, this Agreement shall terminate without further additional obligations to Executive under this Agreement.

(d) Death after Termination. In the event of the death of Executive during the period Executive is receiving payments pursuant to this Agreement, Executive’s designated beneficiary shall be entitled to receive the balance of the payments owed to the Executive hereunder; or in the event of no designated beneficiary, the remaining payments shall be made to Executive’s estate.

(e) General Release of Claims. Notwithstanding anything herein to the contrary, the amounts payable pursuant to this Section 7 are subject to the condition that Executive has delivered to the Company an executed copy of an irrevocable general release of claims in a form satisfactory to the Company within the 60 day period immediately following the Executive’s separation from service (the “Release Period”). Any payment that otherwise would be made prior to Executive’s delivery of such executed release pursuant to this Section 7 shall be paid on the first business day following the conclusion of the Release Period; provided that in-kind benefits provided in subsection (b)(3), (4) and (5) of this Section 7 shall continue in effect after separation from service pending the execution and delivery of such release for a period not to exceed 60 days, and provided further that if such release is not executed and delivered within such 60-day period, Executive shall reimburse the Company for the full cost of coverage during such period.

(f) Six Month Delay for Specified Employees. Notwithstanding anything herein to the contrary, if at the time of Executive’s separation from service Executive is a “specified employee” as defined in Section 409A of the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder (the “Code”) and the deferral of the payment payable pursuant to Section 7(b)(2) is necessary in order to prevent any accelerated or additional tax under Section 409A of the Code, then the payment to which Executive would otherwise be entitled during the first six months following his separation from service shall be deferred and accumulated (without any reduction in such payment ultimately paid to Executive) for a period of six months from the date of separation from service and paid in a lump sum on the first day of the seventh month following such separation from service (or, if earlier, the date of Executive’s death), together with interest during such period at a rate computed by adding 2.00% to the Prime Rate as published in the Money Rates section of the Wall Street Journal, or other equivalent publication if the Wall Street Journal no longer publishes such information, on the first publication date of the Wall Street Journal or equivalent publication after the date of Executive’s separation from service (provided that if more than one such Prime Rate is published on any given day, the highest of such published rates shall be used).

8. Disputes. Any dispute or controversy arising under, out of, or in connection with this Agreement shall, at the election and upon written demand of either party, be finally determined and settled by binding arbitration in the City of Louisville, Kentucky, in accordance with the Labor Arbitration rules and procedures of the American Arbitration Association, and judgment upon the award may be entered in any court having jurisdiction thereof. The Company shall pay all costs of the arbitration and all reasonable attorneys’ and accountants’ fees of the Executive in connection therewith, including any litigation to enforce any arbitration award.

9. Successors.

(a) This Agreement is personal to Executive and without the prior written consent of the Company shall not be assignable by Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive’s legal representatives.

(b) This Agreement shall inure to the benefit of and be binding upon the Company, its Parent and their successors and assigns.

(c) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, or any business of the Company for which Executive’s services are principally performed, to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

10. Other Severance Benefits. Executive hereby agrees that in consideration for the payments to be received under Section 7(b) of this Agreement, Executive waives any and all rights to any payments or benefits under any severance plans or arrangements of the Company or its affiliates that specifically provide for severance payments, other than the Change in Control Severance Agreement between the Company and Executive (the “Change in Control Severance Agreement”); provided that any payments payable to Executive under Section 7(b) hereof shall be offset by any payments payable under the Change in Control Severance Agreement.

11. Withholding. All payments to be made to Executive hereunder will be subject to all applicable required withholding of taxes.

12. No Mitigation. Executive shall have no duty to mitigate his damages by seeking other employment and, should Executive actually receive compensation from any such other employment, the payments required hereunder (including without limitation the provision of in-kind benefits provided under Section 7(b) hereof) shall not be reduced or offset by any such compensation. Further, the Company’s and Parent’s obligations to make any payments hereunder shall not be subject to or affected by any setoff, counterclaims or defenses which the Company or Parent may have against Executive or others.

13. Non-solicitation. During the Term and for a period of one year thereafter (collectively, the “Non-Solicitation Period”), Executive shall not directly or indirectly, individually or on behalf of any person other than the Company, aid or endeavor to solicit or induce any of the Company’s or its affiliates’ employees to leave their employment with the Company or such affiliates in order to accept employment with Executive or any other person, corporation, limited liability company, partnership, sole proprietorship or other entity. If the restrictions set forth in this section would otherwise be determined to be invalid or unenforceable by a court of competent jurisdiction, the parties intend and agree that such court shall exercise its discretion in reforming the provisions of this Agreement to the end that the Executive will be subject to a non-solicitation covenant which is reasonable under the circumstances and enforceable by the Company. It is agreed that no adequate remedy at law exists for the parties for violation of this section and that this section may be enforced by any equitable remedy, including specific performance and injunction, without limiting the right of the Company to proceed at law to obtain such relief as may be available to it. The running of the Non-solicitation Period shall be tolled for any period of time during which Executive is in violation of any covenant contained herein, for any reason whatsoever.

14. Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered or sent by telephone facsimile transmission, personal or overnight couriers, or registered mail with confirmation or receipt, addressed as follows:

If to Executive:

Benjamin A. Breier

680 South Fourth Street

Louisville, KY 40202

If to Company:

Kindred Healthcare Operating, Inc.

680 South Fourth Street

Louisville, KY 40202

Attn: General Counsel

15. Waiver of Breach and Severability. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by either party. In the event any provision of this Agreement is found to be invalid or unenforceable, it may be severed from the Agreement and the remaining provisions of the Agreement shall continue to be binding and effective.

16. Entire Agreement; Amendment. This instrument contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter hereof. No provisions of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in writing signed by Executive and such officer of the Company specifically designated by the Board.

17. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware.

18. Headings. The headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

20. Survival. Any provision of this Agreement creating obligations extending beyond the Term of this Agreement shall survive the expiration or termination of this Agreement, regardless of the reason for such termination.

21. Cancellation of Prior Agreement. The Executive hereby acknowledges and agrees that this Agreement is intended to and does hereby replace that certain employment agreement dated March 1, 2008, between the Company and the Executive, and that such agreement is cancelled, terminated and of no further force and effect.

22. Section 409A. If any provision of this Agreement (or any award of compensation or benefits provided under this Agreement) would cause Executive to incur any additional tax or interest under Section 409A of the Code, the Company shall reform such provision to comply with 409A and agrees to maintain, to the maximum extent practicable without violating 409A of the Code, the original intent and economic benefit to Executive of the applicable provision; provided that nothing herein shall require the Company to provide Executive with any gross-up for any tax, interest or penalty incurred by Executive under Section 409A of the Code. Furthermore, notwithstanding anything herein to the contrary, no payment or benefit payable under this Agreement shall be required to be paid or provided in calendar year 2008 if the payment of such payment or benefit would constitute an impermissible acceleration under Section 409A of the Code and the transition guidance thereunder and such payment shall instead be paid on January 1, 2009, without interest.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

KINDRED HEALTHCARE OPERATING, INC.

By:	/s/ Paul J. Diaz
Paul J. Diaz
President and Chief Executive Officer

Solely for the purpose of Section 7 and Section 9

KINDRED HEALTHCARE, INC.

By:	/s/ Paul J. Diaz
Paul J. Diaz
President and Chief Executive Officer

/s/ BENJAMIN A. BREIER
BENJAMIN A. BREIER

Exhibit B

RESTRICTED SHARE AWARD AGREEMENT

THIS AGREEMENT, made as of this 30th day of March, 2010 between Kindred Healthcare, Inc., a Delaware corporation and its successors (the “Company”), and Benjamin A. Breier (the “Participant”).

WHEREAS, the Company adopted and maintains the Kindred Healthcare, Inc. 2001 Stock Incentive Plan, Amended and Restated (the “Plan”);

WHEREAS, the Plan provides for the award to participants in the Plan of restricted shares of common stock of Kindred Healthcare, Inc., par value $.25 per share (the “Common Stock”).

NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1. Grant of Restricted Stock. Pursuant and subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant twenty-thousand (20,000) shares of Common Stock (the “Shares,” and this grant shall be referred to herein as the “Award”). The Shares shall vest only in accordance with the provisions of this Agreement and of the Plan. The certificates representing the Shares, together with stock powers duly authorized in blank by the Participant, shall be deposited with the Company to be held by it until the Shares vest in accordance with Section 3 hereof or are forfeited in accordance with Section 4. All capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Plan.

2. Non-Transferability. Prior to the vesting of the Shares as described in Section 3 hereof, neither the Shares nor the rights represented thereby shall be assignable, transferable, pledged or otherwise encumbered under any circumstances. In addition, the Shares and the rights represented thereby shall not be assignable or transferable for 90 days after the date of this Agreement. Such 90 day transfer restriction shall not subject the Shares to a substantial risk of forfeiture. Any purported or attempted transfer of such Shares or such rights in contravention of this Section 2 shall be null and void and shall result in the immediate forfeiture of the Shares.

3. Vesting of Shares.

(a) Except as provided in Section 3(b) and Section 4, the Shares subject to this Award shall vest and become fully transferable without restriction according to the following schedule:

(i)	5,000 of the Shares subject to this Award shall vest March 30, 2011.

(ii)	An additional 5,000 of the Shares subject to this Award shall vest on March 30, 2012.

(iii)	An additional 5,000 of the Shares subject to this Award shall vest on March 30, 2013.

(iv)	An additional 5,000 of the Shares subject to this Award will vest on March 30, 2014.

(b) Notwithstanding the foregoing, in the event of (1) a Change in Control or (2) the death or Disability of the Participant, the Shares shall automatically vest, all restrictions on the Shares shall lapse and the Company shall deliver to Participant a certificate representing the Shares; provided, however, in no event may the vesting of any Shares held by an Participant subject to Section 16(b) of the Exchange Act be accelerated until such time as the vesting would not violate Section 16(b).

4. Forfeiture of Shares. If the employment of the Participant with the Company shall terminate for any reason other than death or Disability, all of the Shares which have not vested in accordance with Section 3 of this Agreement shall be forfeited and reconveyed to the Company by Participant without additional consideration and Participant shall have no further rights with respect thereto.

5. Modification and Waiver. Except as provided in this Agreement and in the Plan with respect to determinations of the Committee and subject to the Company’s right to amend the Plan, neither this Agreement nor any provision hereof can be changed, modified, amended, discharged, terminated or waived orally or by any course of dealing or purported course of dealing, but only by an agreement in writing signed by the Participant and the Company. No such agreement shall extend to or affect any provision of this Agreement not expressly changed, modified, amended, discharged, terminated or waived or impair any right consequent on such a provision. The waiver of or failure to enforce any breach of this Agreement shall not be deemed to be a waiver or acquiescence in any other breach thereof.

6. Rights as Stockholder. Participant shall be considered a stockholder of the Company with respect to all such Shares that have not been forfeited and shall have all rights appurtenant thereto, including the right to vote or consent to all matters that may be presented to the stockholders and to receive all dividends and other distributions paid on such Shares. If any dividends or distributions are paid in Common Stock, such Common Stock shall be subject to the same restrictions as the Shares with respect to which it was paid.

7. Adjustment Upon Changes in Common Stock

(a) In the event of any change in the capitalization of the Company or other corporate change or transaction involving the Company or its securities, the Committee shall make equitable adjustments in the number and class of shares subject to the Award outstanding on the date on which such change occurs.

(b) In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets, (iii) a merger or consolidation involving the Company in which the Company is not the surviving corporation or (iv) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, the Committee shall either:

(i) cancel each Share outstanding immediately prior to such event (whether or not then vested), and, in full consideration of such cancellation, pay to the Participant an equitable amount in cash for each Share equal to the value of the property (including cash) received by the holder of a share of Common Stock; or

(ii) provide for the exchange of each Share outstanding immediately prior to such event (whether or not then vested) for an option, a stock appreciation right or a share of restricted stock with respect to, as appropriate, some or all of the property which a holder of the number of shares of Common Stock subject to the Award would have received in such transaction and, incident thereto, make an equitable adjustment in the exercise price of the option or stock appreciation right, or the number of shares or amount of property subject to the option, stock appreciation right or share of restricted stock, or, if appropriate, provide for a cash payment to the Participant in partial consideration for the exchange of the Shares.

8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

9. Participant Acknowledgment. The Participant hereby acknowledges receipt of a copy of the Plan and a Plan prospectus.

10. Incorporation of Plan. All terms and provisions of the Plan are incorporated herein and made part hereof as if stated herein. If any provision hereof and of the Plan shall be in conflict, the terms of the Plan shall govern except as specifically provided in Section 2 and Section 7 hereof.

11. Entire Agreement. This Agreement and the Plan represent the final, complete and total agreement of the parties hereto respecting the Shares and the matters discussed herein and this Agreement supersedes any and all previous agreements and understandings, whether written, oral or otherwise, relating to the Shares and such matters.

12. No Contract of Employment. This Agreement shall not confer upon the Participant any right with respect to the continuation of such Participant’s employment by the Company or prohibit the Company at any time from terminating such employment or increasing or decreasing the base salary or other compensation for such Participant.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer and said Participant has hereunto signed this Agreement on the Participant’s own behalf, thereby representing that the Participant has carefully read and understands this Agreement and the Plan, as of the day and year first above written.

KINDRED HEALTHCARE, INC.

/s/ Richard A. Lechleiter
By:	Richard A. Lechleiter
Title:	Executive Vice President and Chief Financial Officer

/s/ Benjamin A. Breier
Benjamin A. Breier